SciClone Reports First Quarter 2007 Results

SAN MATEO, CA -- 05/08/2007 -- SciClone Pharmaceuticals, Inc. (NASDAQ: SCLN) today reported results for the first quarter ended March 31, 2007.

"Over the course of the first quarter, we continued to increase our sales of ZADAXIN® in China, and are in the process of expanding our clinical and regulatory capabilities in this dynamic and growing market," said Friedhelm Blobel, Ph.D., President and Chief Executive Officer of SciClone Pharmaceuticals, Inc. "Also during the quarter, we accelerated our plans for development of SCV-07, and intend to initiate a phase 2 trial in the second quarter of 2007. In addition, recently we acquired the exclusive U.S. and Canadian rights for RP101, a promising therapeutic for pancreatic and potentially other cancers, broadening our pipeline to advance our corporate strategy."

Financial Results

For the first quarter 2007, revenues from the sale of ZADAXIN, SciClone's lead product, increased by 11% to $8,644,000, compared with revenues of $7,789,000 for the first quarter 2006. The increase in product revenues for the first quarter ended March 31, 2007 is primarily attributable to an increase in the quantity of ZADAXIN sold to China, which accounts for over 90% of total ZADAXIN sales.

Net loss for the first quarter 2007 totaled $624,000, or $0.01 per share, compared to a net loss of $2,424,000, or $0.05 per share, for the first quarter 2006.

Research and development (R&D) expenses for the first quarter 2007 totaled $2,423,000, compared to $3,829,000 for the first quarter 2006. The reduction in R&D expenses relates to the conclusion of the U.S. hepatitis C clinical trials in mid-year 2006 and the reduction of related expenses in subsequent periods. General and administrative (G&A) expenses for the first quarter 2007 were $2,610,000, compared to $2,387,000 for the first quarter 2006. The increase in G&A expenses for 2007 is primarily attributed to higher bonus expense and stock-based compensation.

Cash, cash equivalents and short-term investments totaled $38,986,000 at March 31, 2007, compared to $42,592,000 at December 31, 2006, and $37,530,000 at March 31, 2006.

Financial Guidance for Full Year 2007

For the full year 2007, SciClone is maintaining its revenue estimate of approximately $35,000,000 to $36,000,000, driven primarily by continued growth in sales of ZADAXIN to China. Based on SciClone's recent acquisition of the exclusive U.S. and Canadian rights to RP101, SciClone now expects research and development expenses in 2007 of approximately $19,000,000, which includes upfront acquisition costs of approximately $1,700,000, a $1,300,000 milestone payment upon initiation of the RP101 phase 2 clinical trial, and other RP101 development costs, compared to the previous estimate of $14,000,000. As a result of this planned increase in research and development spending, net loss for the full year 2007 now is estimated to be approximately $13,000,000, or $0.28 net loss per share, compared to the previous estimate of $7,000,000, or $0.15 net loss per share.

Cash, cash equivalents and short-term investments at December 31, 2007 now are estimated to be approximately $26,000,000, compared to the previous estimate of $32,000,000.

SciClone plans to achieve the following objectives over the course of 2007:

--  Increase revenues from China by over 10% year over year;
--  Launch DC Bead™ in China in the fourth quarter of 2007;
--  Expand clinical development, regulatory and business development capabilities in China;
--  Acquire one more new product for the China market in 2007;
--  Begin enrollment in phase 3 clinical trial for thymalfasin in malignant melanoma in the fourth quarter 2007;
--  Begin enrollment in phase 2 clinical trial for SCV-07 in the second quarter of 2007;
--  Begin enrollment in phase 2 clinical trial for RP101 in the fourth quarter of 2007;
--  Complete animal model studies for SCV-07 in various indications in the third quarter of 2007.
Conference Call

SciClone will host a conference call at 11:30 a.m. ET (8:30 a.m. PT) today, Tuesday, May 8, 2007. The call will contain forward-looking statements. Financial and statistical information to be discussed in the conference call will be posted on the Investor Relations section of SciClone's web site at www.sciclone.com prior to the commencement of the conference call.

      DATE:        Tuesday, May 8, 2007
                   11:30 a.m. ET (8:30 a.m. PT)
      WEBCAST:     Live call and replay accessible at www.sciclone.com
      LIVE CALL:   800-817-2743 (U.S./Canada)
                   913-981-4915 (International)
      REPLAY:      888-203-1112 (U.S./Canada)
                   719-457-0820 (International)
                   7435759 (Replay passcode)
                   (Replay available from 2:30 p.m. ET on May 8, 2007
                   through 11:59 p.m. ET on Tuesday, May 22, 2007)
About SciClone

SciClone Pharmaceuticals is a biopharmaceutical company engaged in the development of therapeutics to treat life-threatening diseases. SciClone's lead product ZADAXIN is currently being evaluated in late-stage clinical trials for the treatment of malignant melanoma and hepatitis C. ZADAXIN is approved for sale in select markets internationally, most notably in China where SciClone has an established sales and marketing operation. A key part of SciClone's strategy is to leverage its advantage in China by in-licensing or acquiring the marketing rights to other products, such as the DC Bead, to broaden its portfolio in this rapidly growing pharmaceutical market. For the U.S. market, SciClone's clinical-stage drug development candidates are SCV-07 for the treatment of viral infectious diseases and RP101 for the treatment of pancreatic cancer. For more information about SciClone, visit www.sciclone.com.

The information in this press release contains forward-looking statements including our expectations and beliefs regarding future sales and financial results for 2007, and progress and results of our clinical trials. Words such as "expects," "plans," "believe," "may," "will," "anticipated," "intended" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, goals, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors, including changes in demand for ZADAXIN, the progress or failure of clinical trials, our actual experience in executing on our objectives, the performance of our partners, maintenance of the sufficiency and eligibility of the enrolled patient population, unanticipated delays or additional expenses incurred during our clinical trials, our future cash requirements, delays in analyzing and synthesizing data obtained from clinical trials, the performance and future actions of our strategic partners, unexpected delays in clinical trial enrollment, future actions by the U.S. Food and Drug Administration or equivalent regulatory authorities in Europe and the fact that experimental data and clinical results derived from studies with a limited group of patients may not be predictive of the results of larger studies, as well as other risks and uncertainties described in SciClone's filings with the Securities and Exchange Commission.

                      SCICLONE PHARMACEUTICALS, INC.
                  CONSOLIDATED STATEMENTS OF OPERATIONS
                                (Unaudited)

                                                    Three months ended
                                                        March 31,
                                                    2007          2006
                                                ============  ============

Product sales                                   $  8,644,000  $  7,789,000
Contract revenue                                           -        90,000
                                                ------------  ------------

Total revenues                                     8,644,000     7,879,000
Cost of product sales                              1,628,000     1,566,000
                                                ------------  ------------

Gross margin                                       7,016,000     6,313,000

Operating expenses:
   Research and development                        2,423,000     3,829,000
   Sales and marketing                             3,024,000     2,832,000
   General and administrative                      2,610,000     2,387,000
                                                ------------  ------------
Total operating expenses                           8,057,000     9,048,000
                                                ------------  ------------

Loss from operations                              (1,041,000)   (2,735,000)

Interest and investment income                       453,000       352,000
Interest and investment expense                      (10,000)      (41,000)
Other expense, net                                    (5,000)            -
                                                ------------  ------------
Loss before provision for income tax                (603,000)   (2,424,000)
Provision for income tax                              21,000             -
                                                ------------  ------------

Net loss                                        ($   624,000) ($ 2,424,000)
                                                ============  ============

Basic and diluted net loss per share            ($      0.01) $      (0.05)

Weighted average shares used in computing
 basic and diluted net loss per share             46,073,995    45,891,878

                      SCICLONE PHARMACEUTICALS, INC.
                        CONSOLIDATED BALANCE SHEETS

                                  ASSETS

                                                  March 31,   December 31,
                                                    2007          2006
                                                ============  ============
                                                (unaudited)
Current assets:
  Cash and cash equivalents                     $ 21,899,000  $ 25,615,000
  Restricted short-term investments                  699,000       698,000
  Other short-term investments                    16,388,000    16,279,000
  Accounts receivable, net of allowance of
   $50,000 at March 31, 2007 and
   December 31, 2006                              15,899,000    13,277,000
  Inventories                                      3,559,000     3,232,000
  Prepaid expenses and other current assets        1,762,000     1,640,000
                                                ------------  ------------
Total current assets                              60,206,000    60,741,000
Property and equipment, net                          266,000       297,000
Intangible assets, net                               385,000       402,000
Other assets                                       1,083,000     1,144,000
                                                ------------  ------------
Total assets                                    $ 61,940,000  $ 62,584,000
                                                ============  ============

           LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                              $  2,183,000  $    963,000
  Accrued compensation and employee benefits       1,024,000     1,813,000
  Accrued professional fees                          654,000       754,000
  Other accrued expenses                           1,739,000     2,487,000
  Accrued clinical trials expense                  1,444,000     1,803,000
  Deferred revenue                                     5,000        62,000
                                                ------------  ------------
Total current liabilities                          7,049,000     7,882,000
Other long-term liabilities                           97,000        68,000
Commitments and contingencies
Stockholders' equity:
  Preferred stock; $0.001 par value; 10,000,000
   shares authorized; no
   shares outstanding in 2006 and 2005                     -             -
  Common stock; $0.001 par value; 75,000,000
   shares authorized;
    46,083,749 and 46,001,249 shares issued
    and outstanding in 2007
    and 2006, respectively                            46,000        46,000
  Additional paid-in capital                     213,846,000   213,064,000
  Accumulated other comprehensive income              80,000        78,000
  Accumulated deficit                           (159,178,000) (158,554,000)
                                                ------------  ------------
Total stockholders' equity                        54,794,000    54,634,000
                                                ------------  ------------
Total liabilities and stockholders' equity      $ 61,940,000  $ 62,584,000
                                                ============  ============

                      SCICLONE PHARMACEUTICALS, INC.
                  CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (Unaudited)

                                                    Three months ended
                                                    2007          2006
                                                ============  ============

Operating activities:
Net loss                                        ($   624,000) ($ 2,424,000)
Adjustments to reconcile net loss
 to net cash used in operating activities:
  Non cash expense related to employee stock
   options                                           588,000       674,000
  Depreciation and amortization                       54,000        64,000
  Loss from disposal of property and equipment             -             -
  Changes in operating assets and liabilities:
    Accounts receivable, net                      (2,622,000)   (1,619,000)
    Inventories                                     (299,000)     (508,000)
    Prepaid expenses and other assets                (61,000)      156,000
    Accounts payable and other accrued expenses      472,000     1,531,000
    Accrued compensation and employee benefits      (789,000)   (1,130,000)
    Accrued clinical trials expenses                (359,000)      203,000
    Accrued professional fees                       (100,000)       21,000
    Long-term liabilities                                  -             -
    Deferred revenue                                 (57,000)      (60,000)
    Long-term liabilities                             29,000       (68,000)
                                                ------------  ------------
Net cash used in operating activities             (3,768,000)   (3,160,000)
                                                ------------  ------------

Investing activities:
  Purchases of property and equipment                 (6,000)      (11,000)
  (Purchases) sales of short-term investments       (108,000)    1,957,000
                                                ------------  ------------
Net cash (used in) provided by investing
 activities                                         (114,000)    1,946,000
                                                ------------  ------------

Financing activities:
  Proceeds from issuances of common stock            166,000        42,000
  Repayment of notes payable                               -    (1,600,000)
                                                ------------  ------------
Net cash provided by (used in) financing
 activities                                          166,000    (1,558,000)
                                                ------------  ------------

Net decrease in cash and cash equivalents         (3,716,000)   (2,772,000)
Cash and cash equivalents, beginning of period    25,615,000    25,845,000
                                                ------------  ------------
Cash and cash equivalents, end of period        $ 21,899,000  $ 23,073,000
                                                ============  ============

Corporate Contact:
Richard Waldron
Executive Vice President and Chief Financial Officer
SciClone Pharmaceuticals, Inc.
650-358-3437